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                                                                     EXHIBIT 5.1

                     LEGAL OPINION OF HOGAN & HARTSON L.L.P.


                                              July 11, 2001

Board of Directors
XM Satellite Radio Holdings Inc.
1500 Eckington Place, N.E.
Washington, D. C.  20002


Ladies and Gentlemen:

                  We are acting as special counsel to XM Satellite Radio Holdings Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission and relating to the registration of 3,300,000 shares (the "Shares") of Class A common stock, par value $.01 per share, of the Company ("Common Stock"), issuable under the Company's 1998 Shares Award Plan, as amended (the "SAP"), and under the Company's Employee Stock Purchase Plan, as amended (the "ESPP"). This opinion letter is furnished to you at your request to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F. Section 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. A copy of the SAP, as certified on the date hereof by certain officers of the Company as then being complete, accurate and in effect.

                  3. A copy of the ESPP, as certified on the date hereof by certain officers of the Company as then being complete, accurate and in effect.

                  4. The Restated Certificate of Incorporation of the Company, as certified on February 23, 2001 by the Secretary of State of the State of Delaware and on the date hereof by certain officers of the Company as then being complete, accurate and in effect.

                  5. The Restated Bylaws of the Company, as certified on the date hereof by certain officers of the Company as then being complete, accurate and in effect.

                  6. Resolutions of the Board of Directors of the Company adopted at meetings held on January 11, 2001 and March 8, 2001, all of the foregoing resolutions as certified by certain officers of the Company on the date hereof as then being complete, accurate and in effect.

                  7. Resolutions of the stockholders of the Company adopted at meetings held on May 24, 2001, all of the foregoing resolutions as certified by certain officers of the Company on the date hereof as then being complete, accurate and in effect.


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                  8.       A certificate of certain officers of the Company,
                           dated July 11, 2001, as to certain facts relating to the Company.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the SAP and ESPP and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors or a committee of the Board of Directors authorizing the issuance thereof, the Shares will be validly issued, fully paid, and nonassessable.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                              Very truly yours,


                                              /s/ Hogan & Hartson L.L.P.

                                              HOGAN & HARTSON L.L.P.